Exhibit 99.1
Consolidated Graphics
Financial Results—June Quarter — 1Q 2007 Conference Call
Wednesday, August 2, 2006
Financial Dynamics:
Thank you and good morning. Welcome to the Consolidated Graphics Conference Call. During the call, management will discuss the Company’s results for the first quarter ended June 30, 2006. You may receive a copy of today’s press release by calling Financial Dynamics at 212-850-5600 or by visiting Consolidated Graphics’ Web site.
This conference is being broadcast live on the Internet at www.cgx.com and a subsequent archive will be available. Before we begin, I would like to remind everyone that remarks made by management during the course of this morning’s call contain forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to differ materially from results, performance or other expectations implied by these forward-looking statements.
Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability of the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.
Forward-looking statement assumptions or factors stated or referred to on this conference call are based on information available to Consolidated Graphics as of today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions, or other factors after the date of this call to reflect the occurrence of events, circumstances, or changes in expectations.
In addition, during the course of this call, management of the Company may reference certain non-GAAP financial performance measures. Managements’ opinion regarding the usefulness of such measures together with the reconciliation of such measures for the most directly comparable GAAP measures are included in the Company’s earlier filing today with the Securities and Exchange Commission.
Now, with these formalities out of the way, I would like to turn the call over to Joe Davis, Chairman and Chief Executive Officer. Joe, you may begin.

Joe Davis:
Thank you and good morning. With me on the call today is Chris Colville, Executive Vice President and Chief Financial Officer.
This morning we released record quarterly results. Before reviewing details with you, I would first like to say how gratifying it is to see the results that this company can achieve when the power of our sales initiatives and our power of scale combine to generate great sales growth and an even greater rate of growth in earnings. Consistent with the theme of our recent annual report to shareholders, we are a remarkable company in many ways. I greatly appreciate the efforts of all of our employees, particularly our operating company presidents, who are committed to helping us achieve our goal of industry-leading long-term growth in sales and profits.
Our results in the June quarter included record quarterly revenues and diluted earnings per share. Revenues in the June quarter were $238.4 million, up $28.5 million, or 14% from the same quarter a year ago. This sales growth was driven by strong internal growth plus acquisitions.
We leveraged our revenue growth into record quarterly diluted earnings per share of $.97 on the strength of an improvement in operating margin of 210 basis points to 9.4% for the quarter. As we have previously stated, we are committed to controlling costs and leveraging sales growth. I am pleased to note that our year-over-year increase in operating income was 46% as compared to the 14% growth in sales, while net income was up 57% and diluted earnings per share was up 58%.
Included in these results are two items which largely offset each other but nevertheless should be addressed. The first is share-based compensation expense of $1.2 million, representing additional general and administrative expense of .5% of sales and a reduction in diluted earnings per share of $.06. This expense is a result of our required adoption of the new accounting standard referred to as 123R.
The second item is a one-time tax benefit of $700 thousand reflecting a net reduction in our overall effective state tax rates based on recently enacted legislation, primarily in Texas. This benefit resulted in an increase to diluted earnings per share of $.05, meaning the net effect of both items was a net reduction in diluted earnings per share of $.01.

We have a number of very positive things happening at Consolidated Graphics today. In context of sharing with you more details on our quarterly results as well as the strong momentum we are carrying forward, I will first discuss our strong sales performance and outlook. Unquestionably we are using the foundations of our strategic advantages, namely our unmatched geographic footprint, comprehensive capabilities, and unique technology to capture incremental market share.
I mentioned that our 14% increase in sales was driven by strong internal growth and acquisitions. Specifically, internal growth accounted for 10% of our sales growth and acquisitions contributed 4%. We continue to achieve strong growth from our strategic sales initiatives consisting of National Sales, CGXSolutions and Cross-Selling, plus we got an early start on election-related printing this quarter which accounted for $6 million, or approximately 3% of our sales and sales growth in the quarter. This is particularly pleasing to me as it demonstrates the success of our efforts since the Fall 2004 elections to expand our presence and market share in this segment, which includes election booklets and ballots as well as political persuasion materials. Because of our ability to uniformly deliver our capabilities and resources across our national footprint to this intensely time-sensitive and demanding market, we have become the preferred provider of printing and mailing services to many different election-based stakeholders, including governmental and quasi-governmental entities as well as national political parties, political interest groups and national and local candidates. We are projecting that we will continue to grow our election-related printing market, and that approximately 4% of our projected September revenues will be election-based.
Excluding election-related printing, our internal growth was a very robust 7%. Many factors drove this exceptional result. First, the combined growth rate among our strategic sales initiatives was 73% in the June quarter compared to the prior year. Individually, National Sales grew 81%, CGXSolutions grew a remarkable 126% and Cross-Selling grew 47%. The aggregate percentage of total sales represented by these three initiatives was 22% in the June quarter. These growth rates are very pleasing but not surprising to me. These opportunities are certainly made possible because of our power of scale — specifically our national footprint and our technology investments of the last few years. The factors that are really driving these results are two-fold — the right team we now have in national sales and CGXSolutions and a growing number of success stories that give our presidents and their local sales professionals the confidence and desire to introduce these solutions to their customers — and for a very good reason, their customers want the kinds of technology and outsourcing solutions we offer. We use our annual sales meetings, most recently completed this past June, to convey the ideas, opportunities and resources that they have available to them, and I think our results show that they are getting the message.

One other component of our sales growth this quarter that I would like to mention is that we were lucky to be awarded a handful of unusually large, complex printing projects. By large I mean individually one-half million dollars or more. Now while I say we were lucky, it’s also becoming apparent to me that more and more frequently, we seem to be having more luck. These size jobs are rare in our segment of the general commercial printing industry, so it’s difficult to project revenues to be attributed to them in the future; however, I think they will continue to occasionally occur. An example is the project for American Institutes For Research that was profiled in our 2006 annual report and highlights the power that our rapidly growing variable data printing capabilities have. This project involved the printing of 4,500,000 variable data pages, printed, packaged and delivered to 3,700 locations in 15 days. Nine CGX locations with Xerox iGen3 digital presses collaborated on the project in order to meet the tight deadline.
We continue to grow our variable data printing footprint, particularly on the highest-end of the technology spectrum with Xerox iGen3 and Kodak NexPress digital presses. Including installations planned in the next 60 days, we will have a combined total of 20 presses, one of the largest state-of-the-art digital footprints in the industry and representing an increase of 6 new presses this fiscal year. And I can assure you this increase is fully attributable to customer demand and identified opportunities. Combined with the technology power of CGXSolutions, our variable data printing growth opportunities seem boundless as we see more and more of our customers seek to win the battle for consumer mind-share through sophisticated, highly targeted one-to-one marketing campaigns.
To see for yourself how powerful an interactive personalized marketing campaign based on CGXSolutions technology can be, take the invitation glued to the cover of our 2006 annual report and go to www.cgxremarkable.com. You might even win an iPod!
Turning now to other parts of our business, our acquisition momentum continues to build. We announced a letter of intent to acquire Global Group in Fort Worth which provides both offset and digital printing services to an outstanding group of customers, including a number of Fortune 500 companies. Our acquisition pipeline is growing, now including companies totaling over $450 million of annualized revenue. We are diligently making progress in our negotiations with certain of these opportunities and more than likely will have additional announcements in the near future. As always, we remain very disciplined in our evaluation of acquisition prospects, focusing on well-run, highly regarded general commercial printing companies in both new and existing markets. We are strongly committed to growth through acquisitions and believe the acquisition climate is favorable.

We are also committed to making ongoing investments in people to lead this company now and into the future. I am pleased to report we just completed our most successful recruiting season in the history of our Leadership Development Program. By selling the opportunity — including the possibility of running a company for us at an early age as other successful participants have done, we exceeded our recruiting goals. We now have a record number of current and graduate participants totaling 268 associates. Fourteen of these individuals are now an operating company president. Seeing the success that they have had and the results that their companies are achieving, together with the contributions of those graduates who are in sales and senior management positions, is the most compelling argument that this investment is a key contributor to our current success and critical to our long-term growth plans.
Finally but no less significantly, we continue to make investments in new technology. Our net capital expenditures totaled $7.2 million in the June quarter and we expect to make continuing investments at that level or perhaps higher going forward, depending on new business opportunities. We have a strong technology advantage and a balance sheet that will enable us to maintain this advantage going forward. Our strong balance sheet also affords us the opportunity to drive enhanced shareholder return through repurchasing shares of our common stock, as Chris will discuss in a moment.
Looking ahead to the September quarter, we expect sales and diluted earnings per share to increase sequentially. We are projecting revenues of $244 million for the September quarter, which would also represent an increase of 10% from the same quarter of last year. Contributing to this sales growth will be a combination of the same factors driving the June quarter’s sales growth, specifically internal growth including election-related printing and previously completed acquisitions. Overall, we expect to report $.98 in diluted earnings per share, an increase of 48% from the prior year. I will now turn the call over to Chris Colville to provide you with additional financial information.
Chris Colville
Thank you Joe and good morning.
Joe referred to our strong balance sheet in his remarks. We continue to have a very low debt level relative to both our total capitalization and to our earnings performance. Total debt at June 30, 2006 was $100.0 million, or 23.4%, of our total capitalization. This is a decrease of $1.5 million in the quarter, even after considering the $7.2 million we invested in new technology and $7.4 million we expended on repurchasing 147,500 shares.

Including 227,700 shares repurchased at a total cost of $11.7 million in July, our total repurchases in the last twelve months now total 545,500 shares for $25.8 million. We have board of director and bank authorization to make repurchases up to an additional $49.2 million; however, as in the past, the determination to do so will be based on our ongoing evaluation of many factors.
At June 30, 2006, our debt consisted of $43.7 million of floating rate bank debt bearing interest at 7.70%, a total of $42.0 million of fixed rate term equipment notes bearing interest at a weighted average rate of 5.78% and $14.3 million of various other debt obligations. Unused capacity on our primary bank revolving credit facility was $105.9 million, and our pricing on that facility remains at 125 basis points over LIBOR. We anticipate entering into a new bank credit facility in the near future as our current facility is scheduled to expire in July 2007. We have received preliminary indications that our marginal borrowing cost will be reduced upon completion of a new facility.
Earlier this morning we filed with the Securities and Exchange Commission reconciliations and the basis for our use, of certain non-GAAP financial measures, including Adjusted Operating Margin, EBITDA and EBITDA Margin and Free Cash Flow. Please refer to this filing for additional information.
EBITDA in the June quarter was $34.5 million, up $8.6 million, or 33%, from a year ago and representing an EBITDA margin of 14.5%. EBITDA for the last twelve months totaled $121.5 million, representing a 13.4% EBITDA margin. Incidentally, revenues for the last twelve months topped $900 million — $907.5 million to be exact. At our projected earnings level of $.98 diluted earnings per share in the September quarter, EBITDA is projected to be $35 million, resulting in trailing twelve-month EBITDA of $128 million.
Cash flow from operations in the June quarter was $22.4 million, with free cash flow coming in at $15.2 million. In the upcoming September quarter, we project operating cash flow to be $13 to $15 million as payment of estimated income taxes and the impact of payroll cycles as discussed on prior calls will impact working capital changes. We expect to spend about $8 million of our total fiscal 2007 CAPEX budget of $30 million in the September quarter, which will result in free cash flow in the September quarter of $5 to $7 million or about the same as the September quarter a year ago.
Filling in for you the remaining components of our projections for the September quarter, we project operating margins to sequentially increase slightly, mostly on lower 123R compensation expense. Interest expense is projected at $1.3 million and our effective tax rate is projected at 38.1%. We are using a weighted average of 14.2 million fully diluted shares outstanding in our projections.

I will now turn the call back over to Mr. Davis.
Joe Davis:
Thank you Chris. In summary, we are extremely pleased with our first quarter financial results. We are very optimistic about our ability to continue growing the top-line profitably. As our comments reflect, multiple strategies are driving our sales growth and our focus on purchasing advantages and operating efficiencies is enabling us to grow profits at an accelerated rate. We have a promising pipeline of acquisition opportunities. With an unmatched national footprint, a superior business model and a strong balance sheet, we are in an excellent position to lead the industry in generating long term growth in sales and profits.
Operator, we are now available for any questions.
Q & A Period
Joe Davis:
Thank you. As I stated earlier, we are very pleased with our June quarter results. We remain focused on generating additional growth in sales and profits and expanding our leadership position in the industry. We appreciate the continued support of our customers, our employees and our shareholders and look forward to seeing many of you tomorrow at our annual shareholders meeting.